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                                                                   Exhibit 23.5

                      Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2000, except for the second and third sections of Note 10 for which the date is May 5, 2000, with respect to the financial statements of JusticeLink, Inc. (formerly LAWPlus, Inc.) included in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of Internet Capital Group, Inc. to be filed on or about July 25, 2000.


                                          /s/ Ernst & Young LLP

Dallas, Texas
July 24, 2000